Exhibit 13.1

Certification
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Chapter 63, Title 18 U.S.C. §§ 1350(a) and (b)), the undersigned hereby certifies in his capacity as an officer of Global Sources Ltd. (the “Company”) that the Annual Report of the Company on Form 20-F for the year ended December 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of and for the periods covered by such Report.

Dated:  June 25, 2008

/s/ Merle A. Hinrichs Merle A. Hinrichs Director, Chairman and Chief Executive Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Chapter 63, Title 18 U.S.C. §§ 1350(a) and (b)), is not a part of the Form 20-F to which it refers and is, to the extent permitted by law, provided by the above signatory to the extent of his knowledge.

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO GLOBAL SOURCES LTD. AND WILL BE RETAINED BY GLOBAL SOURCES. AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.

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